                                                                   EXHIBIT 10.2b

                                SECOND AMENDMENT
                                       OF
                                 TRIBUNE COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN

RESOLVED, that the Board of Directors of Tribune Company hereby amends the Tribune Company Supplemental Retirement Plan by deleting the last sentence of
Section 3.1 in its entirety and, in lieu thereof, replacing that sentence with the following:

                  "For purposes of this Plan, a "subsidiary" of the Company shall mean any corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by the Company, and the term "Change-In-Control" shall mean a change in control as defined in the Tribune Company Transitional Compensation Plan for Executive Employees as in effect on October 25, 2000."

FURTHER RESOLVED, that the Secretary or Assistant Secretary of the Company is hereby authorized and empowered to take all steps necessary to effect the foregoing resolutions, including the execution, filing and delivery of such documents as may be required by law or as may be deemed necessary or proper in connection with the matters set forth in these resolutions.

                             *       *        *

I, Mark W. Hianik, Assistant Secretary for Tribune Company (the "Company"), hereby certify that the foregoing is a correct copy of resolutions duly adopted by the Governance and Compensation Committee of the Board of Directors of the Company on October 24, 2000.

                                                /s/ Mark W. Hianik
                                                -------------------
                                                Mark W. Hianik